Gap Inc. Fiscal 2021 Katrina O’ConnellCHIEF FINANCIAL OFFICERSonia SyngalCHIEF EXECUTIVE OFFICER FIRST QUARTER EARNINGS RESULTS Exhibit 99.2

Forward Looking Statements / Non-GAAP Financial Measures FORWARD LOOKING STATEMENTS This conference call and webcast contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Forward-looking statements include statements identified as such in our May 27, 2021 press release. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. Additional information regarding factors that could cause results to differ can be found in the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 2021, as well as the Company’s subsequent filings with the Securities and Exchange Commission. These forward-looking statements are based on information as of May 27, 2021. We assume no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. SEC REGULATION G This presentation includes the non-GAAP measure free cash flow, adjusted operating expenses, adjusted operating income, adjusted earnings per share, and adjusted expected earnings per share. The description and reconciliation of these measures from GAAP is included in our May 27, 2021 earnings press release, which is available on investors.gapinc.com.

We grow purpose-led, billion-dollar brands that shape people’s way of life.

Power Plan 2023 Power of our Brands Grow purpose-led, billion-dollar lifestyle brands Power of our Platform Leverage our omni capabilities and scaled operations and extend our engineered approach to cost and growth Power of our Portfolio Extend our customer reach across every age, body and occasion through our collective power

Q1 2021 Financial Highlights • Net sales up 89% versus 2020 and up 8% versus 2019 • Net sales growth in the quarter reflects a negative 7 percentage point impact from COVID-related and strategic store closures • Online sales grew 61% versus 2020 and 82% versus 2019 • Comparable sales up 28% versus 2020 and up 13% versus 2019 • Raised full year guidance for sales, operating margin, and earnings per share (1) (1) The company noted that this outlook reflects lost revenue attributable to the divestitures of Janie and Jack and Intermix, which together represented approximately 2% of annual company sales.

Q1 2021 P&L Summary Q1 2021 Q1 2020 Q1 2021 vs. Q1 2020 Q1 2019 (1) Q1 2021 vs. Q1 2019 Net Sales $3,991 $2,107 +89% $3,706 +8% Gross Profit % of Sales $1,630 40.8% $268 12.7% +508% +2810 bps $1,344 36.3% +21% +450 bps Merchandise Margin B/(W) LY ROD % of Sales B/(W) LY +1390 bps +1420 bps (1370 bps) (990 bps) (120 bps) (20 bps) Operating Expenses % of Sales $1,390 34.8% $1,512 71.8% (8%) (3700 bps) $1,028 27.7% +35% +710 bps Operating Income (Loss) % of Sales $240 6.0% ($1,244) (59.0%) n/a +6500 bps $316 8.5% (24%) (250 bps) Net Income (Loss) Diluted EPS $166 $0.43 ($932) ($2.51) n/a n/a $227 $0.60 (27%) (28%) ($ Millions) REPORTED (1) First quarter of fiscal 2019 information provided for comparability.

Q1 2021 P&L Summary Q1 2021 Q1 2020 Q1 2021 vs. Q1 2020 Q1 2019 (2) Q1 2021 vs. Q1 2019 Net Sales $3,991 $2,107 +89% $3,706 +8% Gross Profit % of Sales $1,630 40.8% $268 12.7% +508% +2810 bps $1,344 36.3% +21% +450 bps Merchandise Margin B/(W) LY ROD % of Sales B/(W) LY +1390 bps +1420 bps (1370 bps) (990 bps) (120 bps) (20 bps) Adjusted Operating Expenses % of Sales $1,334 (1) 33.4% (1) $1,512 71.8% (12%) (3840 bps) $1,214 (1) 32.8% (1) +10% +60 bps Adjusted Operating Income (Loss) % of Sales $296 (1) 7.4% (1) ($1,244) (59.0%) n/a +6640 bps $130 (1) 3.5% (1) +128% +390 bps Adjusted Net Income (Loss) Adjusted Diluted EPS $186 (1) $0.48 (1) ($932) ($2.51) n/a n/a $90 (1) $0.24 (1) +107% +100% ($ Millions) (1) The description and reconciliation of these measures from GAAP is included in our May 27, 2021 earnings press release, which is available on investors.gapinc.com. (2) First quarter of fiscal 2019 information provided for comparability. ADJUSTED

Q1 2021 Net Sales Growth +120% +35%+69%+89% +69% +27% (29%)(16%)+8% +56% vs. FY20 vs. FY19 Note: Due to the significant impact of COVID-related store closures last year, comparisons for the first quarter of 2019 are also included.

Q1 2021 Comparable Sales +35% (4%)+29%+28% +27% +25% (22%)(1%)+13% +46% vs. FY20 vs. FY19 Note: Due to the significant impact of COVID-related store closures last year, comparisons for the first quarter of 2019 are also included. North America Comp vs. FY19 +9%

BRAND CHANNEL REGION Note: All data based on Q1 2021 net sales. (1) Includes Strip and Lifestyle Centers. (2) Includes Open Malls and Outlet Centers. • Higher-margin Old Navy and Athleta are 66% of company sales and on a path to 70% by 2023 • Highly-attractive online, strip, and street locations are ~80% of company sales ■ Old Navy 57% ■ Gap 22% ■ Banana Republic 10% ■ Athleta 9% ■ Other 2% ■ U.S. 86% ■ Canada 7% ■ Asia 4% ■ Europe 2% ■ Other 1% ■ Online 40% ■ Strip 34%(1) ■ Indoor Mall 17% ■ Open Mall 6%(2) ■ Street 3% Q1 2021 Revenue Breakdown

• On-track to close 350 N.A. Gap and Banana Republic stores by end of FY23 • ~75% of North America closures complete by end of FY21 Q1 2021 Rationalizing Our Store Fleet 121 6 ~947 ~866 2019 2021E 2023E NORTH AMERICA STORE COUNT Banana Republic Gap

We have omni-strength in North America and are partnering to amplify our reach. customers enrolled into our multi-tender loyalty program in Q1 2021 >60% in new online customers acquired vs. last year (2) 62 active customers globally as of the end of Q1 2021(1) (1) Refers to total number of customers who have made a purchase in the past 12 months. (2) Represents growth in number of new customers who have made an online purchase on our site. M I L L I O N I N C R E A S E 5.4 M I L L I O N

Commitment to Environmental, Social & Governance Performance

ENVIRONMENTAL

11.2B
liters of water
saved in manufacturing since 2017

65%
diversion rate of plastic waste
across stores and distribution centers

90MW
wind project online

SOCIAL

Ranked 100%
in HRC's Corporate Equality Index
for the 15th year in a row

92%
of suppliers using digital wage payments
support financial inclusion in the garment industry

>800k
Women & Girls reached through P.A.C.E. program

GOVERNANCE

6 of 13
Directors are women

Annual Global Sustainability Report
with SASB disclosure since 2018

Regular Board & Committee Oversight
including Governance and Sustainability Committee

AS OF MARCH 4, 2021 AS OF MAY 27, 2021 Reported Diluted Earnings per Share $1.20 - $1.35 $1.55 - $1.70 Adjusted Diluted Earnings per Share (1) -- $1.60 - $1.75 Net Sales Growth (2) Mid to high-teens Low-to-mid twenties Operating Margin About 5% About 6% Net Interest Expense About $210 million About $210 million Reported Effective Tax Rate About 25% About 24% Adjusted Effective Tax Rate (1) -- About 25% Capital Expenditures About $800 million About $800 million (1) Excludes one-time charges associated with divestiture activity related to the Janie & Jack and Intermix businesses. (2) The company noted that this outlook reflects lost revenue attributable to the divestitures of Janie and Jack and Intermix, which together represented approximately 2% of annual company sales. Q1 2021 Fiscal 2021 Outlook